UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2016

Xactly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37451	11-3744289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, Suite 1700

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 977-3132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 30, 2016, Xactly Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting were holders of 27,134,519 shares of common stock of the Company, representing 90.93% of the outstanding shares entitled to vote as of May 6, 2016, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The stockholders of the Company voted on the following proposals at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 20, 2016:

1.	To elect three Class I directors to serve until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualified; and

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2017.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Christopher W. Cabrera	15,549,303	5,751,098	5,834,118
Earl E. Fry	13,222,111	8,078,290	5,834,118
Scott A. McGregor	20,026,048	1,274,353	5,834,118

Each director nominee was duly elected as a Class I director to serve until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
27,097,426	275	36,818	—

The stockholders of the Company ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XACTLY CORPORATION
Date: July 6, 2016
	By:	/s/ Christopher W. Cabrera
Christopher W. Cabrera
Chief Executive Officer and Director